EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTIUON 906 OF THE SARBANES-OXLEY ACT OF 2022

In connection with the Quarterly Report of FISION Corporation, a Delaware corporation (the “Company”), on Form 10-Q for the period ended September 30, 2022 as filed with the Securities and Exchange Commission (the “Report”), I, John Bode, Director and interim chief executive officer of the Company, do hereby certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Dated: June 29, 2023	By:	/s/ John Bode
John Bode
Director and Interim Chief Executive Officer
(principal financial officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.